Exhibit 99.1

L CATTERTON ASIA ACQUISITIONS CORP

BALANCE SHEET

March 15, 2021

		Pro Forma
	March 15, 2021	Adjustments		As Adjusted
		(unaudited)		(unaudited)
Assets:
Cash	$2,446,450	$—		$2,446,450
Prepaid expenses	837,108	—		837,108
Total current assets	3,283,558	—		3,283,558
Cash held in trust account	250,000,000	36,508,740	(a)	286,508,741
		730,176	(b)
		(730,175	)(c)
Total Assets	$253,283,558	$36,508,741		$289,792,299

Liabilities and Stockholders’ Equity
Accrued offering costs and expenses	1,435,340	—		1,435,340
Due to related party	1,613	—		1,613
Promissory note-related party	79,992	—		79,992
Total Current Liabilities	1,516,945	—		1,516,945
Deferred underwriters’ discount	8,750,000	1,277,806	(e)	10,027,806
	10,266,945	1,277,806		11,544,751

Commitments
Class A ordinary shares subject to possible redemption, 23,801,661 and 27,324,755 shares at redemption value, respectively	238,016,610	35,230,937	(d)	273,247,547

Stockholders’ Equity:
Preference shares, $0.0001 par value; 2,000,000 shares authorized; none issued and outstanding	—	—		—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 1,198,339 and 1,326,119 shares issued and outstanding (excluding 23,801,661 and 27,324,755 shares subject to possible redemption, respectively)	120	365	(a)	133
		(352	)(d)
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 7,187,500 shares issued and outstanding	719			719

Additional paid-in capital	5,047,654	36,508,375	(a)	5,047,639
		730,176	(b)
		(730,175	)(c)
		(35,230,585	)(d)
		(1,277,806	)(e)
Accumulated deficit	(48,490)	—		(48,490)
Total Stockholders’ Equity	5,000,003	(2)		5,000,001

Total Liabilities and Stockholders’ Equity	$253,283,558	$36,508,741		$289,792,299

The accompany notes are an integral part of the financial statement.

NOTE 1 — CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of L CATTERTON ASIA ACQUISITION CORP. (the “Company”) as of March 15, 2021, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on March 23, 2021 as described below.

The Company consummated its initial public offering (the “IPO”) of 25,000,000 units (the “Units”). Each Unit consists of one Class A ordinary share, $0.0001 par value per share and one-third of one redeemable warrant to purchase one Class A ordinary share. Each whole warrant entitles the holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $250,000,000. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. On March 24, 2021, the Underwriters partially exercised the over-allotment option and purchased an additional 3,650,874 Over-Allotment Units, generating an aggregate of gross proceeds of $36,508,740, and incurred $730,175 in cash underwriting fees.

Simultaneously with the closing of the exercise of the overallotment option, the Company completed the private sale (the “Private Placement”) of an aggregate of 486,784 Private Warrants (the “Private Placement Warrants”) to LCA Acquisition Sponsor, LP, a Cayman Island limited partnership (the “Sponsor”), at a purchase price of $1.50 per Private Warrant, generating gross proceeds of $730,176.

Upon closing of the IPO, the Private Placement, and the sale of the Over-Allotment Units, a total of $286,508,741 ($10.00 per Unit) was placed in a U.S.-based trust account, with Continental Stock Transfer & Trust Company acting as trustee.

Pro forma adjustments to reflect the exercise of the Underwriters’ over-allotment option and the sale of the Private Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash held in trust account	$36,508,740
	Class A ordinary shares		$365
	Additional paid-in capital		$36,508,375
	To record sale of 3,650,874 Overallotment Units at $10.00 per Unit

(b)	Cash held in trust account	$730,176
	Additional paid-in capital		$730,176
	To record sale of 486,784 Private Warrants at $1.50 per Private Warrant

(c)	Additional paid-in capital	$730,175
	Cash held in trust account		$730,175
	To record payment of cash underwriting fee

(d)	Class A ordinary shares	$352
	Additional paid-in capital	$35,230,585
	Class A ordinary shares subject to possible redemption		$35,230,937
	To record Class A ordinary shares out of permanent equity into mezzanine redeemable shares

(e)	Additional paid-in capital	$1,277,806
	Deferred underwriters’ discount		$1,277,806
	To record additional Deferred underwriters’ fee arising from the sale of Overallotment Units